UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 23, 2017 (October 23, 2017)

iCoreConnect Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52765	13-4182867
(Commission File Number)	(IRS Employer Identification No.)

13506 Summerport Village Parkway #160, Windermere, FL	34786
(Address of Principal Executive Offices)	(Zip Code)

                    888-810-7706

(Registrant’s Telephone Number, Including Area Code)

iMedicor, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01   Changes in Registrant’s Certifying Accountant.

(a)  On October 23, 2017, the Audit Committee of the Board of Directors of iCoreConnect, Inc. (the "Company") authorized and approved the Company's dismissal of Rosenfield & Co., PLLC ("Rosenfield") as independent auditors for the Company and its subsidiaries, effective immediately.

Rosenfield was retained on January 4, 2016 to audit the Company's financial statements for the fiscal year ending June 30, 2015. There have been no disagreements with Rosenfield on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Rosenfield, would have caused it to make reference to the subject matter of the disagreement in connection with its report. None of the events described in Item 304(a)(1)(v) of Regulation S-K has occurred with respect to Rosenfield. Rosenfield has not issued any opinion or disclaimer, adverse or otherwise, with respect to the fiscal year ended June 30, 2015.

The Company provided to Rosenfield the disclosure contained in this Form 8-K.

(b)   On October 23, 2017, the Audit Committee of the Board of Directors of the Company authorized and approved the Company's engagement of Cherry Bekaert, LLP ("Cherry Bekaert") as independent auditors for the Company and its subsidiaries. The Company engaged Cherry Bekaert as independent auditors for the Company on October 23, 2017.

Neither the Company nor anyone on its behalf consulted Cherry Bekaert regarding (i) the application of accounting principles to a specific completed or contemplated transaction, (ii) the type of audit opinion that might be rendered on the Company's financial statements, or (iii) any matter that was the subject of a disagreement or event identified in response to Item 304(a)(2) of Regulation S-K (there being none).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

iCORECONNECT INC. (Registrant)

By:	/s/ Robert McDermott
Robert McDermott
President and Chief Executive Officer

Dated: October 23, 2017